Exhibit 99.1

Kona Grill Reports Fourth Quarter and Full Year 2011 Results

7.8% Increase in Q4 Same-Store Sales Drives Diluted EPS of $0.08

SCOTTSDALE, AZ February 9, 2012—Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported results for its fourth quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Highlights vs. Year-Ago Quarter:

•	Restaurant sales increased 9.2% to $23.1 million
•	Same-store sales increased 7.8%
•	Restaurant operating profit margin increased 570 basis points to 19.1%
•	Net income of $0.7 million or $0.08 per share, compared to a net loss of $0.5 million or $(0.05) per share
•	Net income of $1.1 million or $0.12 per share, excluding severance charges of $0.4 million or $0.04 per share

“Our 7.8% increase in same-store sales drove another strong quarter of earnings and more importantly, enabled us to deliver our first profitable year since 2004,” said Berke Bakay, president and CEO of Kona Grill. “This quarter’s sales results also represent our fifth consecutive quarter of positive same-store sales, which demonstrates the strength and momentum of our brand and includes lapping a 6.4% increase in the fourth quarter of 2010.”

Credit Facility
The company has entered into a $5.5 million credit agreement with Stearns Bank National Association. The agreement provides for a $5.0 million line of credit that can be drawn on for a period of 36 months with each draw converting into a 72 month term loan and a $0.5 million term loan to refinance existing debt and for general corporate purposes.  The company plans to use the proceeds from the line of credit to fund new restaurant construction and remodel existing restaurants.

Fourth Quarter 2011 Financial Results
Restaurant sales in the fourth quarter of 2011 increased 9.2% to $23.1 million, compared to $21.1 million in the year-ago quarter. The sales improvement reflects a 7.8% increase in same-store sales, driven by higher average guest check and 3% growth in guest traffic. The 7.8% increase in same-store sales compares to a 6.4% increase in the fourth quarter of 2010 and a 10.6% increase in the third quarter of 2011.

Net income in the fourth quarter of 2011 was $0.7 million or $0.08 per share, an improvement from a net loss of $0.5 million or $(0.05) per share in the year-ago quarter. Excluding $0.4 million of severance and other charges related to the departure of the company’s former CFO, net income in the fourth quarter of 2011 was $1.1 million or $0.12 per share (see “Reconciliation of Net Income (Loss) Excluding Special Charges,” below).

Full Year 2011 Financial Results
Restaurant sales in 2011 increased 13.2% to $93.7 million, compared to $82.7 million in 2010, primarily attributable to an 8.8% increase in same-store sales and additional revenue from the Baltimore, Maryland location that opened during the fourth quarter of 2010.

Net income in 2011 was $2.0 million or $0.21 per share, a significant improvement from a net loss in 2010 of $1.6 million or $(0.17) per share. Excluding $0.6 million of severance and other charges related to the departure of the company’s former CEO and CFO, net income in 2011 was $2.7 million or $0.28 per share, compared to a net loss in 2010 of $1.1 million or $(0.12) per share excluding $0.5 million of special charges (see “Reconciliation of Net Income (Loss) Excluding Special Charges,” below).

Financial Guidance
For the first quarter of 2012, the company forecasts growth over the year-ago quarter, with restaurant sales of $22.5 million to $23.2 million, and net income of $0.1 million to $0.2 million, or $0.01 to $0.02 per share, compared to a net loss of $0.1 million, or $(0.01) per share for the first quarter of 2011.

Conference Call
The company will host a conference call to discuss fourth quarter 2011 financial results today at 5:00 p.m. Eastern time.

Toll-free dial-in number: 1-877-941-8416
Direct/International: 1-480-629-9808
Conference ID#: 4509866

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of the company's website at www.konagrill.com.

Please call the conference telephone number 5-10 minutes prior to the start time, and an operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available on the same day at 8:00 p.m. Eastern time and until Friday, March 9, 2012.

Toll-free replay number: 1-877-870-5176
Direct/International replay number: 1-858-384-5517
Replay pin #: 4509866

About Kona Grill
Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements
The financial guidance we provide for our first quarter 2012 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 1-949-574-3860
KONA@liolios.com

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS
Current assets	$7,709	$3,951
Other assets	694	650
Property and equipment, net	32,944	37,459
Total assets	$41,347	$42,060

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$10,089	$8,829
Long-term obligations	13,574	16,242
Stockholders’ equity	17,684	16,989
Total liabilities and stockholders’ equity	$41,347	$42,060

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Restaurant sales	$23,065	$21,121	$93,657	$82,735
Costs and expenses:
Cost of sales	6,205	5,967	25,456	22,397
Labor	7,531	7,273	30,896	28,640
Occupancy	1,448	1,634	6,573	6,523
Restaurant operating expenses	3,472	3,421	14,100	12,985
General and administrative	2,247	1,616	8,395	7,072
Preopening expense	-	58	-	567
Depreciation and amortization	1,437	1,474	5,856	5,612
Total costs and expenses	22,340	21,443	91,276	83,796
Income (loss) from operations	725	(322)	2,381	(1,061)
Nonoperating income (expense):
Interest income and other, net	1	1	3	52
Interest expense	(14)	(4)	(61)	(123)
Income (loss) from continuing operations before provision for income taxes	712	(325)	2,323	(1,132)
Provision for income taxes	(35)	-	9	10
Income (loss) from continuing operations	747	(325)	2,314	(1,142)
Loss from discontinued operations, net of tax	-	(166)	(288)	(435)
Net income (loss)	$747	$(491)	$2,026	$(1,577)

Net income (loss) per share - Basic
Continuing operations	$0.08	$(0.03)	$0.25	$(0.12)
Discontinued operations	-	(0.02)	(0.03)	(0.05)
Net income (loss)	$0.08	$(0.05)	$0.22	$(0.17)

Net income (loss) per share - Diluted
Continuing operations	$0.08	$(0.03)	$0.24	$(0.12)
Discontinued operations	-	(0.02)	(0.03)	(0.05)
Net income (loss)	$0.08	$(0.05)	$0.21	$(0.17)

Weighted average shares outstanding:
Basic	9,294	9,180	9,242	9,167
Diluted	9,445	9,180	9,428	9,167

Reconciliation of net income (loss) excluding special charges (1)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net income (loss)	$747	$(491)	$2,026	$(1,577)
Special charges included in general and administrative	386	-	643	451
Net income (loss) excluding special charges	$1,133	$(491)	$2,669	$(1,126)

Diluted net income (loss) per share	$0.08	$(0.05)	$0.21	$(0.17)
Special charges included in general and administrative	0.04	-	0.07	0.05
Diluted net income (loss) per share excluding special charges	$0.12	$(0.05)	$0.28	$(0.12)

(1)  The Company believes excluding special charges from its financial results is a useful measure to its investors as it provides a clearer perspective of the Company's ongoing operating performance and a more relevant comparison to prior period results.

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Restaurant sales	$23,065	$21,121	$93,657	$82,735
Costs and expenses:
Cost of sales	6,205	5,967	25,456	22,397
Labor	7,531	7,273	30,896	28,640
Occupancy	1,448	1,634	6,573	6,523
Restaurant operating expenses	3,472	3,421	14,100	12,985
Restaurant operating profit	4,409	2,826	16,632	12,190
Deduct - other costs and expenses:
General and administrative	2,247	1,616	8,395	7,072
Preopening expense	-	58	-	567
Depreciation and amortization	1,437	1,474	5,856	5,612
Income (loss) from operations	$725	$(322)	$2,381	$(1,061)

	Percentage of Restaurant Sales		Percentage of Restaurant Sales
	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Restaurant sales	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of sales	26.9	28.3	27.2	27.1
Labor	32.6	34.4	33.0	34.6
Occupancy	6.3	7.7	7.0	7.9
Restaurant operating expenses	15.1	16.2	15.1	15.7
Restaurant operating profit	19.1	13.4	17.8	14.7
Deduct - other costs and expenses:
General and administrative	9.7	7.7	9.0	8.5
Preopening expense	-	0.3	-	0.7
Depreciation and amortization	6.2	7.0	6.3	6.8
Income (loss) from operations	3.2%	(1.5)%	2.5%	(1.3)%

Certain amounts do not sum to total due to rounding